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                                                                    Exhibit 3.4

                                     FORM OF

                                     BY-LAWS

                                       OF

                            URSUS TELECOM CORPORATION

                              A FLORIDA CORPORATION


                               ARTICLE I - OFFICES



         The principal office of Ursus Telecom Corporation (the "Corporation") shall be at 440 Sawgrass Corporate Parkway, Suite 112, Sunrise, Florida, 33325. The Corporation may also have offices at such places within or without the State of Florida as the Board of Directors ("Board") may from time to time establish.



                            ARTICLE II - SHAREHOLDERS



1.       PLACE OF MEETINGS

         Meetings of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Florida as the Board shall authorize.



2.       ANNUAL MEETING

         The annual meeting of shareholders shall be held during the month of August (or in such other month as may be approved by the Board) in each year at a date and time set by the Board, to elect the class of directors whose term expires in such year and to transact such other business as may properly come before the meeting.



3.       SPECIAL MEETINGS

         Special meetings of the shareholders may be requested and called in accordance with the procedures set forth in Article SEVENTH of the Corporation's Articles of Incorporation ("Articles").



4.       NOTICE OF MEETINGS

         (a) The Corporation shall send each shareholder entitled to vote at a shareholders' meeting written notice of the time and place of the meeting, not less than ten (10) nor more than sixty (60) days before the date set for the meeting. Notice of a meeting shall be sufficient if it is given by delivering it to the United States postal service in a sealed envelope, addressed to the



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shareholder entitled to such notice, at his address on the corporation's books as of the record date for the meeting. Notice shall be deemed to have been given on the day of such mailing.

         (b) Notice of a meeting shall be sufficient for the meeting and any adjournment thereof.

         (c) If any shareholder shall transfer his stock after such notice has been given, it shall not be necessary to notify the transferee.

         (d) Any shareholder may waive notice of any meeting either before, during or after the meeting.

         (e) The business that may be conducted at an annual meeting shall include only (i) the business set forth in the notice of the meeting, and (ii) such business as may be brought before the meeting by the Chairman of the Board or other officer presiding over the meeting, in his discretion. The business that may be conducted at a special meeting shall include only the business set forth in the notice of the special meeting.



5.       RECORD DATE

         The Board must set a record date for each meeting of shareholders that is not more than seventy (70) days prior to the date of such meeting. The shareholders who are entitled to notice of and to vote at a meeting shall be those persons whose names appear on the Corporation's books, as of the record date, as holders of a class or series of stock entitled to vote on the issues to be presented for a vote at the meeting.



6.       VOTING

         Except as is otherwise provided in the Articles (including provisions in the Articles concerning the voting rights of preferred stock and certain "super-majority" voting requirements): (a) each shareholder shall be entitled, at each meeting of shareholders and upon each proposal presented at each meeting, to one vote for each share of voting stock recorded in his name on the Corporation's books as of the record date; and (b) all elections for directors shall be decided by plurality vote and all other questions shall be decided by a majority of the votes cast. Any shareholder entitled to vote upon a matter presented at a meeting may require, by delivering a written request to the Secretary or Chairman of the Board, that the vote upon such matter be conducted by written ballot. The Corporation shall make available at each meeting of shareholders a list of the shareholders entitled to vote at the meeting.





7.       QUORUM

         The presence, in person or by proxy, of shareholders holding a majority of the stock entitled to vote at a meeting shall constitute a quorum for such meeting. If a quorum is not present at a meeting, a majority in interest of the shareholders entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present. At any such adjourned meeting at which the a quorum is present, any business may be transacted which might have been transacted


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at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at the adjournment(s) thereof. Once a quorum is present at a shareholders' meeting, it is not broken by the subsequent withdrawal of any shareholder.



8.       PROXIES

         At any shareholders' meeting or any adjournment thereof, any shareholder of record entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after eleven months from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one is present, that one person, shall have all the powers conferred by the instrument unless the instrument itself shall otherwise provide. If any such instrument provides for an even number of persons to act as proxies, or if the number of persons designated to act as proxies at any meeting is an even number, and if said persons disagree on their proposed vote and are equally divided, no vote pursuant to said instrument shall be cast unless the instrument provides a mechanism to break the deadlock. Unless the instrument provides otherwise, a proxy is revocable by either (a) attendance by the giver of the proxy at the meeting for which the proxy was given and the exercise at the meeting of the privilege of voting by the giver of the proxy; (b) delivery to the Secretary or Chairman of the Board of an instrument revoking the proxy, which revocation shall be effective upon delivery; or (c) delivery to the Secretary or Chairman of the Board of a later-dated instrument granting a proxy.



                             ARTICLE III - DIRECTORS



1.       BOARD OF DIRECTORS

         The business of the Corporation shall be managed and its corporate powers exercised by a Board consisting of at least three and no more than nine directors. It shall not be necessary for directors to be shareholders. The Board shall be divided into three classes of directors, each as near in size as possible, in accordance with the requirements set forth in the Articles. Except as otherwise provided in the Articles or these Bylaws or required by Florida law, Board approval of a matter shall be deemed obtained only if the approval of a majority of the directors in each class of directors is obtained.



2.       ELECTION, TERM AND REMOVAL OF DIRECTORS

         Election of each class of directors, the term to be served by each class of directors and the removal of directors, shall be governed by the Article EIGHTH of the Articles.



3.       INCREASES AND DECREASES IN NUMBER OF DIRECTORS; VACANCIES

         (a) The number of directors may be increased or decreased by the affirmative vote of (i) a majority of the directors in each class of directors, or (ii) a majority in interest of each group


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of shareholders holding a class of stock entitled to elect directors, voting separately by class of stock, at an annual or special meeting or by written consent.

         (b) Any decrease in the number of directors shall not shorten the term of any incumbent director.

         (c) Vacancies on the Board, including, without limitation, any vacancies resulting from an increase in the number of directors, shall be filled as provided in the Article EIGHTH of the Articles.



4.       RESIGNATION

         A director may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or the Secretary, and the acceptance of the resignation shall not be necessary to make it effective.



5.       BOARD MEETINGS

         (a) A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders or at such other time and place as the Board may from time to time determine and notify all directors. No notice of the annual Board meeting shall be required.

         (b) The Board may hold special meetings at the office of the Corporation or at such other places, either within or without the State of Florida, as it may from time to time determine. Special meetings of the Board may be called by the Chairman of the Board or by a majority of the directors (a majority of the whole Board and not of each class), by mailing written notice of the time and place of the meeting to each director at least five days prior to the meeting, or by sending the notice by courier or facsimile transmission at least two days prior to the meeting, to the last known address or facsimile number for each director. Notice shall be deemed given when sent. Notice of a meeting need not be given to any director who submits a waiver of notice before or after the meeting or who attends the meeting without protesting the lack of notice prior to or at the beginning of the meeting. The notice of a Board meeting need not specify the purpose of the meeting.

         (c) A quorum for the transaction of business shall exist if there is present at a Board meeting a majority of the directors in each class of directors (whether a majority is present shall be determined with reference to the number of directors then in office in each class). If at any Board meeting there shall be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.



6.       EXECUTIVE AND OTHER COMMITTEES

         The Board may designate three or more directors to one or more committees. Committees shall include at least one member of each class of directors. To the extent permitted under the Articles, Florida law and the Board resolution(s) creating a committee, the Committee may


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exercise the powers of the Board.



7.       COMPENSATION

         No compensation shall be paid to directors for their services, but the Board may authorize payment to the directors of a fixed sum and expenses for actual attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.



8.       MEETINGS CONDUCTED BY TELEPHONE

         Members of the Board or any committee of the Board may participate in a meeting of the Board or such committee by means of telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Such participation shall constitute presence in person at such meeting.



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                              ARTICLE IV - OFFICERS



1.       ELECTION, TERM AND DUTIES

         (a) The Corporation shall have a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Secretary and such other officers as the Board may from time to time approve. Each such officer shall have those powers and duties designated by the Board, and the following officers shall have as well the specific powers and duties set forth below:

                  (i) The Chairman of the Board shall preside at all meetings of the Board and Shareholders;

                  (ii) The Chief Executive Officer and Chief Operating Officer shall share the supervision, direction, management and control of the Corporation; and either officer may preside at meetings of the shareholders or Board if the Chairman of the Board is absent or there is no Chairman of the Board; and

                  (iii) The Secretary shall attend all meetings of the Board and of the shareholders, record or cause to be recorded all votes and minutes of all proceedings, give or cause to be given notice of meetings of shareholders and of special meetings of the Board, keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board, when required prepare or cause to be prepared and available at each meeting of shareholders a certified list of the names of shareholders entitled to a vote thereat, and keep all the documents and records of the Corporation.

         (b) Unless otherwise provided in the resolution appointing an officer, each officer shall hold office until the earlier of (a) the next regular annual meeting of the Board, provided that his successor has been duly elected and qualified, or (b) his resignation or removal.



2.       REMOVAL, RESIGNATION, SALARY, ETC.

         (a) Any officer appointed by the Board may be removed with or without cause.

         (b) In the event of the death, resignation or removal of an officer, the Board may appoint a successor to fill the unexpired term.

         (c) Any two or more offices may be held by the same person.

         (d) The salaries of all officers shall be fixed by the Board or a committee of the Board.




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3.       SURETIES AND BONDS

         The Board may require any officer or agent of the Corporation to execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of such officer's duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into the officer's hands.



                       ARTICLE V - CERTIFICATES FOR SHARES



1.       CERTIFICATES

         The shares of the Corporation shall be represented by certificates, which certificates shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares represented and shall be signed by at least two officers of the Corporation or a transfer agent as an officer of the Corporation. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers may be facsimiles.



2.       LOST OR DESTROYED CERTIFICATES

         The Board may cause to be issued a new certificate in place of any certificate previously issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing issuance of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance of the new certificate, require the owner of such lost or destroyed certificate to give the Corporation a bond in such sum and with such surety or sureties as it may direct, in order to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.



                             ARTICLE VI - DIVIDENDS



         The Board may, in its discretion, declare dividends upon the capital stock of the Corporation out of funds legally available for dividends. Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends, such sum or sums as the Board from time to time in its discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem in the best interests of the Corporation.



                     ARTICLE VII - EXECUTION OF INSTRUMENTS


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         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s) or agent(s) of the Corporation and in such manner as shall be determined from time to time by resolution of the Board.



                           ARTICLE VIII - FISCAL YEAR



         The fiscal year shall end on March 31st of each year.



                            ARTICLE IX - CONSTRUCTION



         Whenever a conflict arises between the language of these Bylaws and the Articles, the Articles shall govern.



                              ARTICLE X - INDEMNITY



         Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation or of any other company, including another corporation, partnership, joint venture, trust or other enterprise on which such person serves or served at the request of the Corporation, shall be indemnified by the Corporation in accordance with the provisions of Article SIXTH of the Articles.



                             ARTICLE XI - AMENDMENT



         These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by either the Board or by the holders of 66 2/3% of the common stock and voting preferred stock of the Corporation, voting together as a single class; provided, however, that the Board may not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically prescribe in such Bylaw that it shall not be altered, amended or repealed by the Board.



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